Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on this Form S-3 of Ovintiv Inc. of our report dated April 14, 2023 relating to the combined financial statements of PetroLegacy Energy II, LLC and Certain Interests of Peacemaker Royalties, LP, which appears in Ovintiv Inc.’s Current Report on Form 8-K dated May 12, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 27, 2023

PricewaterhouseCoopers LLP, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002

T: (713) 356 4000, www.pwc.com/us